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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements No. 333-112431, No. 333-82640, No. 333-87247, No. 333-87171 and No. 333-75909 on
Form S-3 and No. 333-72528, No. 333-48428, No. 333-87567, No. 333-87943, No.
033-35318, No. 333-44893, No. 333-44895, No. 033-64779, No. 033-35225, No.
333-58759, No. 333-100882, No. 333-100881, No. 333-100880, No. 333-100879, No.
333-37796, No. 333-37797 and No. 333-35318 on Form S-8 of Netegrity Inc. of our report dated February 6, 2003, with respect to the consolidated financial statements of Business Layers, Inc. as of December 31, 2002, included in the Netegrity Inc. Current Report on Form 8-K/A dated February 6, 2004, filed with Securities and Exchange Commission.


                                           /s/ Kost Forer, Gabbay & Kessierer
                                           ----------------------------------
                                           Kost Forer, Gabbay & Kassierer
                                           (Formerly: Kost Forer & Gabbay)
                                           Member of Ernst & Young Global


Tel-Aviv, Israel
January 30, 2004